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                                                                    Exhibit 99.1

                                     [LOGO]

Contacts:

               Access Worldwide                  Access Worldwide
               (240) 582-0100                    (561) 226-5000
               Andrea Greenan                    Jack Hamerski
               Director, Investor Relations      Executive Vice President & CFO
               agreenan@accessww.com             jack@accesstms.com
               www.accessww.com


ACCESS WORLDWIDE NEGOTIATES AMENDMENT TO

EXISTING BANK AGREEMENT

BOCA RATON, FL - May 1, 2003 - Access Worldwide Communications, Inc. (OTCBB:
AWWC) today reported that the Company has entered into the Seventh Amendment to its Credit Facility agreement with the Bank Group (the "Amendment"), effective April 29, 2003.

The Amendment allows the Company to continue to use cash proceeds generated in the ordinary course of business to fund working capital and operations. In addition, the Amendment increases the effective rate of interest to Bank of America's prime rate of interest plus 5% and limits the revolving commitment line to $6.1 million through May 14, 2003, with periodic reductions thereafter, including $6.0 million from May 15, 2003 to May 31, 2003, and $5.8 million from June 1, 2003 to June 30, 2003. The outstanding balance on the Credit Facility becomes due on July 1, 2003. The total amount outstanding under the Credit Facility as of April 29, 2003 was $6.1 million.

On April 1, 2003, the Company was unable to make a mandatory payment to reduce the outstanding balance on the Credit Facility to $5.7 million as required by the Sixth Amendment to the Credit Facility. However, on April 3, 2003, the Bank Group issued a letter waiving any defaults that had previously occurred. Additionally, the Bank Group allowed the Company to continue to use cash proceeds generated in the ordinary course of business to fund working capital and operations.

"I am pleased that we have finalized a new amendment; however, we continue to work towards renegotiating or refinancing the Credit Facility under a long-term agreement with the Bank Group or other lenders," stated Shawkat Raslan, Chairman and Chief Executive Officer of Access Worldwide.

Founded in 1983, Access Worldwide provides a variety of sales, marketing and education services. Among other things, we reach physicians, pharmacists and patients on behalf of pharmaceutical clients, educating them on new drugs, prescribing indications, medical procedures and disease management programs. Our services include product stocking, medical education, database management, clinical trial recruitment and teleservices. For clients in the telecommunications, financial services, insurance and consumer products industries, we reach the growing multicultural markets with multilingual teleservices. Access Worldwide is headquartered in Boca Raton, Florida and has over 1,300 employees in offices throughout the United States.

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This press release contains forward-looking statements including statements regarding our financial results and Credit Facility. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: our ability to pay the outstanding balance due under the Credit Facility at maturity; our ability to make periodic reductions as required; our ability to continue as a going concern if we are unable to refinance or replace the Credit Facility and generate additional cash flow and income from continuing operations; our ability to maintain sufficient liquidity in 2003 to fund our operations; our ability to continue to comply with the financial covenants contained under the Credit Facility; our ability to refinance or replace the Credit Facility, or to find sources other than our operations to repay the outstanding balance due on the Credit Facility at maturity; the impact of our discontinued operations, particularly the sale of our Phoenix Marketing Group and Cultural Access Group divisions, on our future financial performance, growth and liquidity; competition from other third-party providers and those of our clients and prospects who may decide to do the work that we do in-house; consolidation in the pharmaceutical, medical, telecommunications and consumer products industries which reduces the number of clients that we are able to serve; potential consumer saturation reducing the need for our services; our ability and clients' ability to comply with state, federal and industry regulations; reliance on a limited number of major clients and the possible loss of one or more clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and our labor force; the possible prolonged impact of the general downturn in the U.S. economy; the volatility of our stock price; and the unpredictability of the outcome of litigation in which we are involved. For a more detailed discussion of these risks and others that could affect our results, see the Company's filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. We assume no duty to update any forward-looking statements.

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